Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 23, 2012 with respect to the consolidated financial statements of SuperMedia Inc. attached as Appendix M to Amendment No. 2 to the Registration Statement (Form S-4 No. 333-185348) and related Prospectus of Newdex, Inc. for the registration of 17,225,987 shares of its common stock.

/s/ Ernst & Young LLP

Dallas, Texas

January 28, 2013